Exhibit 21.1
                               AXEDA SYSTEMS INC.
                                  SUBSIDIARIES

United States Corporations, wholly owned subsidiaries of Axeda Systems Inc.:
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1.   RAVISENT IP, Inc.: a Nevada Corporation

2.   RAVISENT Operating Company Inc.: a Delaware Corporation

3.   Liuco, Inc.: a Delaware Corporation

4.   RAVISENT   Technologies   Internet   Appliance  Group,   Inc.:  a  Delaware
     Corporation

Israeli Entity:
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5.   Axeda Systems Ltd.: an Israeli  corporation,  wholly owned by Axeda Systems
     Inc.

Wholly owned subsidiaries of Axeda Systems Ltd.:
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6.   Axeda  Systems  Operating  Company,   Inc.:  US  company   incorporated  in
     Massachusetts

7.   eMation R&D, Inc.: US company incorporated in Massachusetts

8.   Axeda Systems S.A.S.: a French corporation

9. Axeda Systems B.V.: a corporation incorporated under the laws of the Netherlands

10.  Axeda Systems Limited: a UK corporation

11.  Axeda Systems KK: a Japanese corporation

German Entities:
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12.  Erste Cinco  Vermogensverwaltungs  GmbH:  wholly owned  subsidiary of Axeda
     Systems Inc.

13.  Viona   Vervatungs   GmbH:   wholly   owned   subsidiary   of  Erste  Cinco
     Vermogensverwaltungs GmbH.

14. Viona Development Hard and Software Engineering GmbH & Co. KG: a limited partnership owned by Erste Cinco Vermogensverwaltungs GmbH (12 above) and Viona Vervatungs GmbH (13 above).

15.  Axeda Systems GmbH: wholly owned subsidiary of Axeda Systems Inc.

Canadian Entities:
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16.  RAVISENT Nova Scotia:  an unlimited  liability  Nova Scotia  company wholly owned by Axeda Systems Inc.

17. RAVISENT British Columbia: a corporation organized under the laws of British Columbia wholly owned by RAVISENT Nova Scotia